Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Board of Trustees
Pebblebrook Hotel Trust:
We consent to the use of our report incorporated by reference herein.
/s/  KPMG LLP

McLean, Virginia
December 10, 2009